Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Santeon Group Inc. (the “Company”) of our report dated March 19, 2013, with respect to the consolidated financial statements which appear in the Annual Report on Form 10-K of the Company for the year ended December 31, 2012, filed with the Securities and Exchange Commission.  We also consent to the reference to our Firm under the caption “Experts” included in this Registration Statement.

/s/  RBSM LLP

New York, NY
April 10, 2013